Exhibit 99.1

 AMENDMENT OF THE LOJACK CORPORATION 2008 STOCK INCENTIVE PLAN

On March 26, 2009, the Board unanimously approved an amendment to the LoJack Corporation 2008 Stock Incentive Plan, or the 2008 Plan, and unanimously recommends that the shareholders approve the amendments. A copy of the complete text of the 2008 Plan as it is proposed to be amended is included in Exhibit A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2008 Plan. Our Board believes that these amendments are central to accomplishing LoJack’s long-term compensation philosophy.

General 2008 Plan Information

The 2008 Plan is designed to provide employees, directors and consultants of the Company and our corporate subsidiaries the opportunity to participate in the ownership of the Company and in our future growth through the granting of awards of stock options, restricted stock and other rights permitted under the 2008 Plan.

The Board believes that the ability to grant equity interests is a significant factor in our ability to attract, retain and motivate our employees, who are critical to our long-term success. We also believe that stock ownership and stock-based incentive awards are the best way to align the interests of the executive officers, employees, directors, and in some instances consultants, with those of our shareholders. As of March 31, 2009, an aggregate of 451,805 shares of our Common Stock remain available for future grants under our 2008 Plan. As a result, we currently do not have enough shares available for future grants under the 2008 Plan to continue to motivate our employees through the issuance of grants to attract and retain talented people. Approving the amendment and increasing the number of shares of Common Stock authorized for issuance under the 2008 Plan will enable us to continue to provide long-term incentives that are aligned with our shareholders’ interests.

Key Amendments to the 2008 Plan

•	Increase the number of shares of Common Stock authorized for issuance under the 2008 Plan by 2,000,000 shares of Common Stock.

•	Increase the limits on the number of shares that may be issued to any one individual in a given year to 400,000 shares of Common Stock.

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Adopt the use of a fungible share reserve ratio, so that, for awards granted on or after the date of the Meeting, the number of shares of stock available for issuance under the 2008 Plan, will be reduced by (i) one (1) share for each share granted pursuant to stock options or stock appreciation rights awarded under the 2008 Plan, and (ii) by one and fifty-four hundredths (1.54) shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2008 Plan.

Consistent with the interests of our shareholders and sound corporate governance practices, the 2008 Plan continues to contain:

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of LoJack Common Stock on the date of grant.

•	No “Evergreen” Provision. The 2008 Plan authorizes the issuance of awards covering a fixed number of shares of our Common Stock, thereby requiring shareholder approval of any additional shares.

•	No Stock Option Repricings. The 2008 Plan prohibits the repricing of stock options without the approval of shareholders.

•	Minimum One-Year Vesting. Stock options granted under the 2008 Plan require a minimum of one year from the date of grant to vest.

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Independent Committee. The 2008 Plan is administered by the Compensation Committee of the Board of Directors, except as it relates to non-employee director awards which the full Board administers. All of the members of the Compensation Committee must and do qualify as “independent” under the NASDAQ rules.

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Stringent Change of Control Definition. The 2008 Plan defines a change of control as occurring when more than 50% of the Company’s outstanding Common Stock is acquired and, within 24 months, the Board of Directors becomes comprised of individuals other than: (a) individuals who constitute our entire Board at the time of the transaction, or (b) individuals whose election was approved by two-thirds of our then current directors.

For the reasons described above, we are asking shareholders to approve the amendment to the 2008 Plan at the Meeting of shareholders.

Summary of the 2008 Plan

The following summary of the material features of the 2008 Plan is qualified in its entirety by reference to Exhibit A of this proxy statement which contains the complete text of the 2008 Plan as it is proposed to be amended.

Purpose, Participants, Effective Date and Duration. Effective May 1, 2008, we established the 2008 Plan, which was approved by our shareholders on May 20, 2008. On March 26, 2009, the Board approved an amendment to, among other things, increase the number of shares of Common Stock authorized for issuance under the 2008 Plan by 2,000,000, subject to approval of our shareholders at the Meeting. The purpose of the 2008 Plan is to encourage key employees, directors and consultants of the Company and our subsidiaries who render services of special importance to, and who have contributed or may be expected to contribute materially to the success of, the Company or a subsidiary, known as the Participants, to continue their association with the Company and its subsidiaries. We seek to encourage such retention by providing Participants opportunities for participation in the ownership and future growth of the Company and our subsidiaries through the granting of awards, or Awards, of (i) our Common Stock, whether or not subject to restrictions, known as Stock Grants, (ii) stock options, or Options, and (iii) other rights to compensation in amounts determined by the value of the Common Stock (together with Stock Grants, referred to as Other Rights). The 2008 Plan will terminate on April 30, 2018, unless earlier terminated by the Board. Termination of the 2008 Plan will not affect new Awards made prior to termination, but awards may not be made after termination. There are currently approximately 800 employees and consultants and six non-employee directors eligible to receive Awards under the 2008 Plan.

Shares Subject to the 2008 Plan, as amended. If amended, the total number of shares of Common Stock that may be subject to Options and Other Rights under the 2008 Plan may not exceed 4,090,000, or the Reserved Shares. The 2008 Plan, as amended, will utilize a fungible share reserve ratio, so that, for awards granted on or after the date of the Meeting, the number of shares of stock available for issuance under the 2008 Plan, will be reduced by (i) one (1) share for each share granted pursuant to stock options or stock appreciation rights awarded under the 2008 Plan, and (ii) by one and fifty-four hundredths (1.54) shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2008 Plan. In the event of any change in the number or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments will be made to the Reserved Shares and the number of shares subject to outstanding grants or Awards, the exercise price per share of outstanding Options and the kind of shares which may be distributed under the 2008 Plan. As proposed to be amended, no more than 400,000 Reserved Shares may be granted to any single person under the 2008 Plan in any year. The 1.54: 1 fungible share ratio described above does not apply to this sublimit. To the extent that an Award issued under the 2008 Plan or any predecessor plan lapses or is forfeited, any shares subject to such Award will again become available for grant under the terms of the 2008 Plan. If any award granted under the 2008 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture upon failure to vest at termination are so forfeited, any such shares will again become available for issuance under the 2008 Plan in such amount as the number of shares by which the total available shares was originally reduced at the time of grant or issuance, as described above. Shares will be treated as having been issued under the 2008 Plan to the extent such shares are withheld in satisfaction of tax withholding obligations or the payment of the award’s exercise price.

Administration. The 2008 Plan is administered by the Compensation Committee of the Board or, in the discretion of the Board, another subcommittee of the Board, which must consist of at least two members of the Board. Each member of the Compensation Committee must be (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

Under the 2008 Plan, the Compensation Committee has authority to: (i) select the persons to whom Awards shall be granted, (ii) determine the number of, value and the terms and conditions of Awards granted to each such person, the period within which each Option or Other Right may be exercised, and (iii) interpret the 2008 Plan and prescribe rules and regulations for the administration thereof.

Stock Options. The Compensation Committee may grant Awards to Participants in the form of Options. With regard to each Option, the Compensation Committee will determine the number of shares of Common Stock subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as an incentive stock option, or ISO, within the meaning of Section 422 of the Code. Options that are not intended to qualify as ISOs are referred to as non-qualified stock options, or NSOs. The exercise price of each Option may not be less than the fair market value of the Common Stock on the date the Option is granted; provided, however, that in the case of an ISO grant to an employee who owns (or is considered to own under Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of our Subsidiaries, the exercise price shall be at least 110% of the fair market value of the Common Stock on the date the ISO is granted.

The duration of Options granted under the 2008 Plan may be specified pursuant to each respective stock option agreement, but in no event may any Option be exercisable before one year (except upon a change of control) or after seven years from the date of grant. In the case of an ISO grant to an employee who owns (or is considered to own under Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, any ISO shall be exercisable no later than the expiration of five years from its date of grant.

The exercise price of an Option may be paid in cash or, with the consent of the Compensation Committee, by delivery of shares of Common Stock owned by the Participant for at least six months, or by means of a “cashless exercise” procedure. In a cashless exercise, a broker either (i) transmits the exercise price to us in cash against the Participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for at least that number of Reserved Shares having an aggregate fair market value equal to the exercise price or (ii) agrees to pay the exercise price to us in cash upon its receipt of stock certificates.

Stock Appreciation Rights. Among the Other Rights available under the 2008 Plan are Stock Appreciation Rights, or SARs. The Compensation Committee may grant SARs to Participants in such number of Reserved Shares and on such terms and conditions as it may determine. SARs may be granted separately or in connection with ISOs or NSOs. Upon exercise of a SAR, the holder is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of Reserved Shares for which the SAR is exercised, less the exercise price for such Reserved Shares under a related Option, or if there is no related Option, over an amount per share stated in the written agreement setting forth the terms and conditions of the SAR. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of a SAR agreement. Upon the exercise of a SAR related to an Option, the Option shall terminate as to the number of Reserved Shares for which the SAR is exercised.

Restricted Stock Units. Also among the Other Rights available under the 2008 Plan are Restricted Stock Units, or RSUs. The Compensation Committee may grant RSUs to Participants on such terms and conditions as it may determine. RSUs entitle Participants to receive shares of Common Stock, subject to the terms and conditions of the award as established by the Compensation Committee and set forth in a restricted stock unit agreement.

Stock Grants. The Compensation Committee may grant or award shares of Common Stock, with or without restrictions as determined in its discretion and subject to terms and conditions so determined by it, including conditions that may require the holder to forfeit the Common Stock in the event that the holder ceases to provide services to the Company or a subsidiary before a stated time. Unlike holders of Options and SARs, a holder of Common Stock, including a grant subject to restrictions, has the rights of a shareholder of the Company to vote and to receive payment of dividends on the Common Stock, unless the Compensation Committee specifies to the contrary in the restricted stock agreement setting forth the terms on which the Common Stock is granted.

The following description of the federal income tax consequences of Options and Other Rights is general and does not purport to be complete.

Tax Treatment of Options. A Participant realizes no taxable income when an NSO is granted. Instead, the difference between the fair market value of the Common Stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise if the stock is not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates, in other cases. A Participant may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the Common Stock is taxed as capital gain. We receive no tax deduction on the grant of a NSO, but are entitled to a tax deduction when the Participant recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the Participant.

Generally, a Participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a Participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the stock subject to the ISO over the exercise price. Provided that the shares of Common Stock are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on a subsequent sale of the stock will be taxed as long-term capital gain. If the stock is disposed of within a shorter period of time, the Participant will be taxed as if the Participant had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the ISO (or, if less, the sales price) and the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but are entitled to a tax deduction if the Participant recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the Participant’s recognition of income.

Tax Treatment of SARs. A Participant incurs no income upon the grant of an SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or cash equivalent that he or she receives at that time. If the Participant receives shares of Common Stock upon exercise of the SAR, the Participant incurs income equal to the fair market value of the Common Stock received (or, if the stock is subject to a substantial risk of forfeiture at the exercise date, at the date or dates on which the risk expires), which is determined based on the difference between the base amount set forth in the SAR agreement and the fair market value of the Common Stock at the exercise date. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the recipient of the SAR.

Tax Treatment of Stock Grants. A Participant who receives a grant of stock without restriction will recognize ordinary compensation income at the time the Award is received. A Participant who receives a grant of Restricted Stock generally will not recognize taxable income at the time the Award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed at the time of grant on the excess of the fair market value of the Restricted Stock over the amount (if any) paid by the recipient for the Restricted Stock, notwithstanding the restrictions on the stock. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the recipient of the Restricted Stock.

Tax Treatment of RSUs. A Participant who receives a grant of a RSU generally will not recognize taxable income at the time the RSU is granted. This is because the recipient of the award does not receive any shares of our stock when the RSU is granted, but rather will customarily receive stock shortly after the corresponding portion of the RSU vests. At that time, the Participant will recognize ordinary income equal to the fair market value of the stock received less the price paid, if any, and we will be required to withhold income and employment taxes. When the stock is subsequently sold, the Participant generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the fair market value of the stock when acquired plus any amount paid). The capital gain or loss will be long-term if the stock was held for more than one year or short-term if held for a shorter period. We will be entitled to a tax deduction when the Participant recognizes taxable income.

Section 162(m). Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to our principal executive officer, or PEO, and the three other most highly compensated executive officers, but not including our principal financial officer, or PFO, to the extent that this compensation is not “performance-based” within the meaning of Section 162(m). In the case of Options and SARs, the performance-based exception is satisfied if the amount of stock available for grant under the stock plan and the maximum award possible for a person in a given period is approved by shareholders, the grants are made by a committee of outside directors and the amount of compensation a person can receive from the Options or SARs is based solely on an increase in the value of the stock after grant. Key requirements for the performance-based exception are satisfied with respect to Options awarded under the 2008 Plan.

Parachute Payments. Under certain circumstances, accelerated vesting or the cash out of Options or Other Rights in connection with a Change in Control (as defined below) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a Participant may be subject to a 20% excise tax and we may be denied an income tax deduction.

Section 409A. Awards granted under the 2008 Plan are intended to satisfy the requirements of Section 409A of the Code and regulations that may be adopted thereunder from time to time.

Effect of Certain Corporate Transactions. If unexercised Options or Other Rights remain outstanding under the 2008 Plan at the time we merge or consolidate with one or more corporations (whether or not we are the surviving corporation), or if we liquidate, sell or otherwise dispose of substantially all of our assets to another entity, or upon a Change in Control (any of these events is hereafter referred to as a Transaction), then, except as otherwise specifically provided to the contrary in any applicable agreement, the Compensation Committee, in its discretion, may amend the terms of all outstanding Options and Other Rights so that either: (i) the Participants shall be given an opportunity to exercise all outstanding Options and Other Rights according to their terms during the period of twenty days ending on the day preceding the effective date of the Transaction, and any Options and Other Rights that are still outstanding and unexercised as of the effective date of the Transaction shall be cancelled, (ii) after the effective date of the Transaction, each Participant shall be entitled, upon exercise of an Option or Other Right, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which such person would have been entitled pursuant to the terms of the Transaction as the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised, or shall be entitled to receive from the successor entity a new stock grant, stock option or stock appreciation right of comparable value or (iii) all outstanding Options and Other Rights shall be cancelled as of the effective date of the Transaction and the Participant shall receive cash or other consideration with a value equal to the value of the shares of Common Stock the Participant would have received had the Option or Other Right then been exercised (to the extent exercisable). If the Compensation Committee adopts the course of action described in clause (i) of the preceding sentence, it may, in its sole discretion, accelerate the vesting of an Option or Other Right that is not immediately exercisable.

A “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to any employee benefit plan maintained by the Company becomes the beneficial owner of 50% or more of the outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (i) those individuals comprising our entire Board at the time of such event or (ii) individuals whose election, or nomination for election by our shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the time of the event, become a majority of the Board.

Amendments to Plan. The Board may modify, revise or terminate the 2008 Plan at any time and from time to time. However, approval of the shareholders is required with respect to any amendment to increase the aggregate number of Reserved Shares covered by the 2008 Plan or the aggregate number of shares which may be issued to any single person, change the class of employees or other persons eligible to receive Options or Other Rights or make any other change that requires shareholder approval under applicable law.

Award Information. We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the 2008 Plan, as amended. The following table sets forth information with respect to all grants made to date under the 2008 Plan to each of our Named Executive Officers, non-employee directors, our current executive officers as a group, and all employees (excluding our current executive officers and Named Executive Officers).